UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2005

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5340
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 24, 2005 INTL Global Currencies, a wholly owned subsidiary of the Company, entered into a new office lease located at 18 King William Street, London, England for approximately 3,929 square feet for its London operations and administration. The occupation of the premises is expected to occur during late January 2006 and expire December 20, 2012. The lease includes 18 months free rent. Future minimum lease payments are as follows: $60,500 for 2006, $128,000 for 2007, $238,600 per annum for 2008 through 2012 and $59,600 thereafter. INTL Global Currencies will receive a refurbishment allowance of approximately $95,000 and the Company expects to spend an additional $80,000 for leasehold improvements. In addition, the Company received approval to sublease a portion of the space.

The lease agreement is included as an exhibit to this filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: November 30, 2005	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
CEO

International Assets Holding Corporation

Date: November 30, 2005	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Lease Agreement